Exhibit Number 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contacts at the Company:

Aegis Communications Group, Inc.	Information Line (800) 332-0266

Aegis Communications Group, Inc.’s majority stockholder, World Focus,

intending to take company private, files Schedules 13-D and 13E-3

Irving, Texas September 20, 2006: Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS), a worldwide transaction-based business process outsourcing company that enables clients to make customer contact programs more profitable and drive efficiency in back office processes, announced today that it had received a notice that World Focus intends to take Aegis Communications Group, Inc. private via a short form merger of ACG Acquisition Inc., a wholly owned subsidiary of World Focus, with and into the Company pursuant to section 253 of the General Corporation Law of the state of Delaware (the “DGCL”). World Focus, a Mauritius company, currently owns 94.84% of the outstanding shares of common stock of Aegis Communications Group, Inc., all of which will be transferred to ACG Acquisition Inc. prior to the merger.

The Company understands that World Focus filed a Schedule 13E-3 Transaction Statement with the Securities and Exchange Commission yesterday, which sets forth the reasons for the merger and other information, including the process by which the merger consideration was determined and a description of the fairness opinion obtained by World Focus in connection with the transaction. The Transaction Statement will be distributed to the Company’s minority shareholders in accordance with SEC regulations. World Focus expects the merger to be consummated on or about October 31, 2006, or as soon as practicable thereafter. After completion of the merger, the Company will no longer be a public company.

Because the merger is being structured as a short form merger under Section 253 of the DGCL, no action is required of the Company’s Board of Directors or stockholders, for the merger to become effective. World Focus acknowledges that the Company’s Board of Directors had no role in negotiating the merger consideration offered to the minority stockholders, and the Company’s directors have made no determination, nor are they required to make a determination, with respect to the fairness of the consideration.

Within ten days following consummation of the merger, the Company’s minority shareholders will receive a Notice of Merger and Appraisal Rights in accordance with Delaware law. Under Delaware law, minority shareholders who do not wish to accept the consideration offered in the Merger and who follow the procedures set forth in Delaware law will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares, which may be more or less than or the same as the consideration offered in the merger. Please note that World Focus and ACG Acquisition Inc. reserve the right to cancel the merger prior to the consummation for any reason.

Aegis Profile

Aegis Communications Group, Inc. (Aegis) is a worldwide transaction-based business process outsourcing company that enables clients to make customer contact programs more profitable and drive efficiency in back office processes. Aegis’ services are provided to a blue chip, multinational client portfolio through a network of client service centers employing approximately 3,700 people and utilizing 3,059 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”. Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the Company’s reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on the Company’s labor force; reliance on technology; telephone and internet service dependence; and other operational, financial or legal risks or uncertainties detailed in the Company’s SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. The Company does not intend to update any of those forward-looking statements.